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                                                                 EXHIBIT 10.1(d)
                                                                 ---------------

                                   FORM OF
                     RESTRICTED STOCK PURCHASE AGREEMENT

               [FOR THE QUARTERLY PURCHASE OF RESTRICTED STOCK
       IN LIEU OF SALARY INCREASES PURSUANT TO ELECTION BY PURCHASER]

         AGREEMENT made as of the [DATE] by and between Ekco Group, Inc., a Delaware corporation with a principal place of business at 98 Spit Brook Road, Nashua, New Hampshire 03062 (hereinafter the "Corporation") and [NAME AND ADDRESS OF PURCHASER], (hereinafter the "Purchaser").

                            W I T N E S S E T H :

         WHEREAS, the Corporation has adopted and amended the 1985 Restricted Stock Plan (hereinafter the "1985 Plan") to promote the interests of the Corporation by providing an incentive for employees, officers and directors of the Corporation;

         WHEREAS, pursuant to the provisions of the 1985 Plan, the Corporation is offering to sell to the Purchaser shares of the Corporation's Common Stock, par value $.01 per share, in accordance with the provisions of the 1985 Plan, all on the terms and conditions hereinafter set forth; and

         WHEREAS, Purchaser wishes to accept said offer.

         NOW THEREFORE, in consideration of the premises and mutual interests to be served hereby and the mutual covenants and promises contained herein, the Corporation and Purchaser hereby agree as follows:

         1. TERMS OF PURCHASE. The Purchaser hereby accepts the offer of the Corporation to sell to the Purchaser, in accordance with the terms of the 1985 Plan and this Agreement, [NO. OF SHARES] (_____) shares of the Corporation's Common Stock, par value $.01 per share (hereinafter collectively the "Plan Shares") at a purchase price of $[PURCHASE PRICE], receipt of which is hereby acknowledged by the Corporation.

         2. PROVISIONS OF AGREEMENT CONTROLLING. The Purchaser specifically understands and agrees that the Plan Shares issued under the 1985 Plan are being sold to the Purchaser pursuant to the 1985 Plan, copies of which Plan Purchaser acknowledges he or she has read, understands and by which he or she agrees to be bound. The provisions of the 1985 Plan is incorporated herein by reference. In the event of a conflict between the terms and conditions of the 1985 Plan and this Agreement, the provisions of this Agreement will control.

         3. RESTRICTIONS ON DISPOSITION. In accordance with Paragraph 5(b) of the 1985 Plan, the Purchaser may not, and hereby specifically agrees that he or she shall not pledge, encumber, hypothecate, assign, sell, transfer, give or otherwise dispose of the Plan Shares, provided, however, that all of the aforesaid restrictions shall lapse and shall no longer apply to:

         (a) Any Plan Shares owned by the Purchaser upon the Purchaser's death.

         (b) Any Plan Shares owned by the Purchaser upon the Purchaser's "Disability" (as that term is specifically defined in Paragraph 9 hereof).

         (c) As to twenty percent (20%) of the Plan Shares on each of the first, second, third, fourth and fifth anniversary of the Closing Date for such Plan Shares, provided that the Purchaser is at each such date an employee or


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director of the Corporation.

         (d) Any Plan Shares owned by the Purchaser upon the occurrence of a Change of Control unless such Change of Control shall have been approved by a resolution adopted by the Board of Directors of the Corporation with at least two-thirds (2/3) of the then serving Corporation directors who were Corporation directors as of November 6, 1991 voting in favor. As used herein, a "Change of Control" shall be deemed to have occurred (i) if any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended [the "1934 Act"]), other than the Corporation or any employee stock plan of the Corporation, is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing fifteen percent (15%) or more of the outstanding Common Stock of the Corporation; or (ii) ten (10) days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by any "person" of fifteen percent (15%) or more of the Common Stock of the Corporation, provided, however, that at the conclusion of such ten (10) day period such person has not discontinued or rescinded his intention to make such a tender or exchange offer, or (iii) if during any consecutive twelve (12) month period beginning on or after November 6, 1991 individuals who at the beginning of such period were directors of the Corporation cease, for any reason, to constitute at least a majority of the Board of Directors of the Corporation; or (iv) if a merger of, or consolidation involving, the Corporation in which the Corporation's stock is converted into securities of another corporation or into cash shall be consummated, or a plan of complete liquidation of the Corporation (whether or not in connection with a sale of all or substantially all of the Corporation's assets) shall be adopted and consummated, or substantially all of the Corporation's operating assets are sold (whether or not a plan of liquidation shall be adopted or a liquidation occurs), excluding in each case a transaction solely for the purpose of reincorporating the Corporation in a different jurisdiction or recapitalizing the Corporation's stock.

         (e) The occurrence of the events described in the aforementioned Subsections (a), (b), (c) and (d) shall each be deemed a ("Lapsing Event").

         (f) Plan Shares as to which the restrictions on disposition have not lapsed are hereinafter referred to as "Restricted Shares."

         (g) Any disposition or encumbrance of any Restricted Shares contrary to the provisions hereof shall be null and void, and the Corporation shall have no obligation to recognize or give effect to such disposition or encumbrance on its books and records or otherwise.

         4. ADDITIONAL SHARES. As used in this Agreement, the term "Restricted Shares" shall be deemed to include any securities issued in respect of the Restricted Shares as a result of a stock split, stock dividend, combination of shares or an exchange for other securities by reclassification, redesignation, merger, consolidation, recapitalization or otherwise.

         5. ESCROW OF SHARE CERTIFICATES. Certificates representing Plan Shares shall be delivered to Devine, Millimet & Branch, P.A., of Manchester, New Hampshire, as Escrow Agent. The Escrow Agent will deliver any Plan Shares as to which restrictions have lapsed pursuant to Section 3 above to the Purchaser as soon as practicable after receipt of written notice signed by either the President, Secretary or Treasurer of the Corporation that a Lapsing Event has occurred. Such notice shall identify the Lapsing Event, and shall instruct the Escrow Agent to deliver such Plan Shares as to which restrictions have

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lapsed.

         The Escrow Agent will deliver all Plan Shares then held in escrow to the Purchaser as to which restrictions have lapsed pursuant to Section 3(e) upon receipt of written notice signed by Purchaser that a Lapsing Event pursuant to
Section 3(e) has occurred.

         6. TAX LIABILITY OF THE PURCHASER AND PAYMENT OF TAXES. The Purchaser agrees that, to the extent that the lapsing of restrictions on disposition of any of the Restricted Shares or the declaration of dividends on any such shares before the lapse of such restrictions on disposition results in the Purchaser's being deemed to be in receipt of earned income under the provisions of the Internal Revenue Code of 1986, as amended, the Corporation shall be entitled to immediate payment from the Purchaser of the amount of any tax required to be withheld by the Corporation with respect to such earned income as follows:

         (i) in cash to the extent of the greater of two thousand, five hundred dollars ($2,500.00) or ten percent (10%) of such withholding tax, and

         (ii) by the Purchaser's issuing a promissory note (the "Promissory Note") to the Corporation in principal amount equal to the full amount of the balance of such withholding tax, which Promissory Note shall be due and payable with interest at the annual rate of the prime rate of Fleet Bank of Massachusetts, N.A. in effect at the date of the note plus one percent (1%), ninety (90) days after the date on which the taxable event has occurred. The Promissory Note shall also provide for mandatory prepayments equal to (a) twenty-five percent (25%) of any net cash compensation, payable to the Purchaser by the Corporation after the date of the Promissory Note, and (b) one hundred percent (100%) of the proceeds from the sale by Purchaser of any of the Plan Shares then owned. The Promissory Note shall be secured by a pledge of all the Plan Shares which caused the tax liability to occur. Said Promissory Note and pledge shall each be in form and substance reasonably satisfactory to the Corporation. In the event Purchaser does not comply with the foregoing within three (3) days after the due date for payment and presentation of documentation indicating the tax required to be withheld by the Corporation, the Corporation, in addition to its other remedies, will be entitled to the entire amount due hereunder from any salary or any other payments due to the Purchaser from the Corporation.

         7. HOLDING PERIOD APPLICABLE TO PERSONS SUBJECT TO SECTION 16 OF THE 1934 ACT. If the Purchaser is subject to Section 16 of the 1934 Act, Section 16 requires that at least six (6) months must elapse from the date of purchase of the Shares to the date of disposition.

         8. SECURITIES LAW COMPLIANCE. The Purchaser represents that any sales of Plan Shares at a time when the Purchaser may be deemed an "affiliate" of the Corporation for purposes of the Securities Act of 1933, as amended (the "Act"), shall be made in accordance with the requirements of Rule 144 under the Act (or any successor rule) applicable to sales by an "affiliate" of shares registered under the Act or in a transaction otherwise exempt from the registration requirements of the Act and as to which the Corporation shall have received an opinion of counsel satisfactory to it confirming such exemption.

         9. CORPORATION'S DUTY ON OCCURRENCE OF LAPSING EVENT. Upon the occurrence of a Lapsing Event described in Section 3(c) or 3(d), the Corporation shall give notice of such event to the Escrow Agent immediately,

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but in no event, later than fifteen days after such event. Upon the occurrence of a Lapsing Event described in Section 3(a) or 3(b) and upon receipt of written request of a duly appointed executor or administrator of the estate of the Purchaser, in the case of death of the Purchaser or the duly authorized representative of the Purchaser or the Purchaser, in the case of Disability of the Purchaser, and of documentation reasonably satisfactory to the Corporation which substantiates the fact of death or Disability, the Corporation shall notify the Escrow Agent as soon as practicable, but in no event, later than fifteen (15) days after receipt of such request.

         The term "Disability" shall mean permanent and total disability as defined in the Corporations's Wage Continuation Plan in effect at the time such Disability is being determined.

         10. Sale of Restricted Shares to Corporation Upon Termination of
             ------------------------------------------------------------
Service.
-------

         (a) In the event that the Purchaser's employment with, or position as a director of, the Corporation terminates for any reason (hereinafter "Termination") other than death, Disability or Change of Control as defined in
Section 3(e) above, then, the Corporation shall send written notice to the Escrow Agent of such Termination no later than thirty (30) days after the effective date thereof. Such notice shall contain instructions to the Escrow Agent of either (i) the Corporation's intention to repurchase the Restricted Shares from Purchaser, or (ii) the Corporation's determination not to purchase all or any portion of the Restricted Shares.

         (b) If the Corporation elects to purchase the Restricted Shares from the Purchaser, the Escrow Agent shall deliver such Restricted Shares immediately to the Secretary of the Corporation and the Corporation shall contemporaneously with the receipt thereof make payment to the Purchaser at the price specified in
Section 1 above.

         (c) If the Corporation elects not to purchase all or any portion of the Restricted Shares, the Escrow Agent shall forthwith deliver one or more certificates representing the Restricted Shares the Corporation has determined not to purchase to the Purchaser and the Purchaser shall be restored to all rights as a stockholder with respect to those shares as of the effective date of Termination. The Corporation may impose such restrictions as it deems appropriate on the transfer of the Restricted Shares which it does not purchase hereunder, subject to the limitations set forth in Paragraph 7 of the 1985 Plan.

         (d) If the Corporation does not within sixty (60) days after the effective date of Termination give written instructions to the Escrow Agent, then the Corporation will be deemed to have instructed the Escrow Agent to purchase the Restricted Shares from the Purchaser and the terms of Subsection
(b) above shall apply.

         11. EQUITABLE RELIEF, CONSENT TO JURISDICTION AND APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. The Purchaser specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement or the 1985 Plan, including the attempted transfer of the Restricted Shares by the Purchaser, monetary damages may not be adequate to compensate the Corporation, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Corporation shall be entitled to equitable relief in any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Corporation from pursuing any

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other remedies available to it for any such breach or threatened breach.

         The Purchaser specifically consents to the jurisdiction of the courts of the State of New Hampshire and to the appointment of the Secretary of the Corporation as his or her agent for the service of process in any action, whether at law or in equity, brought by the Corporation to protect any of its rights hereunder or under the 1985 Plan.

         12. NO IMPLIED AGREEMENT. Nothing herein contained shall be deemed to give the Purchaser the right to be retained in the employ of the Corporation.

         13. NOTICES. All notices required by this Agreement shall be in writing signed by the party giving such notice and shall be delivered by registered or certified mail, postage prepaid, to the addresses set forth below:

To the Corporation:      Ekco Group, Inc.
                         98 Spit Brook Road, Suite 102
                         Nashua, New Hampshire 03062
                         Attention:  Corporate Secretary

To the Purchaser:        Purchaser's last address in the records of
                         the Corporation

           14. BINDING EFFECT. This Agreement shall be binding upon the parties hereto and upon their respective successors and assigns and upon Purchaser's heirs, executors and administrators.

           15. GOVERNING LAW. This Agreement shall be interpreted and construed in accordance with the laws of the State of New Hampshire.

           16. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

           17. ENTIRE AGREEMENT. This Agreement and the 1985 Plan constitute the entire agreement among the parties with respect to the subject matter hereof, and may not be modified, amended, renewed, or terminated, nor may any term, condition or breach of any term or condition be waived, except by a writing signed by the person or persons sought to be bound by such modification, amendment, renewal, termination or waiver. Any waiver of any term, condition or breach hereof shall not be a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                              EKCO GROUP, INC.

                                              By:
                                                  ---------------------------
                                              Title:
                                                     ------------------------

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                                              PURCHASER:



                                              --------------------------------


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

                               EKCO GROUP, INC.
                                 SCHEDULE TO
           FORM OF RESTRICTED STOCK PURCHASE AGREEMENT, AS AMENDED
               FOR THE QUARTERLY PURCHASE OF RESTRICTED STOCK

        Each of the following employees of the Company has the following
Restricted Stock Purchase Agreements with the Company pursuant to the Company's
1985 Restricted Stock Plan which are identical in form to the foregoing Form of Restricted Stock Purchase Agreement, as amended, except as to the number of shares:

Name and Job Title(s)                        Date                          No. of Shares
---------------------                        ----                          -------------
Robert Stein                                04/02/95                            490
President & Chief                           07/02/95                            491
Executive Officer                           10/01/95                            490
                                            12/31/95                            491

Jeffrey A. Weinstein                        04/02/95                            264
Executive Vice Presi-                       07/02/95                            265
dent, Secretary &                           10/01/95                            265
General Counsel                             12/31/95                            265

Donato A. DeNovellis                        04/02/95                            245
Executive Vice Presi-                       07/02/95                            245
dent, Finance & Admi-                       10/01/95                            245
nistration, & Chief                         12/31/95                            246
Financial Officer

Brian R. McQuesten                          04/02/95                            309
Vice President &                            07/02/95                            309
Controller                                  10/01/95                            309
                                            12/31/95                            309


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